UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 11, 2015
Date of Report (Date of earliest event reported)

Rentrak Corporation
(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7700 NE Ambassador Place
Portland, Oregon 97220
(Address of Principal Executive Offices and Zip Code)
503-284-7581
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of shareholders of Rentrak Corporation (the “Company”) was held on Tuesday, August 11, 2015, in Portland, Oregon. Shareholders representing 14,330,230 shares, or 93.57% of the outstanding shares as of the June 17, 2015 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.
Proposal 1: Election of Directors
Each of the eight nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
David Boylan	8,371,588	2,287,524	3,671,118
William Engel	10,522,177	136,935	3,671,118
Patricia Gottesman	10,623,535	35,577	3,671,118
William Livek	10,572,775	86,337	3,671,118
Anne MacDonald	10,607,588	51,524	3,671,118
Martin O’Connor	10,538,423	120,689	3,671,118
Brent Rosenthal	10,620,885	38,227	3,671,118
Ralph Shaw	10,580,452	78,660	3,671,118
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of Grant Thornton LLP was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
14,268,212	53,868	8,150	—
Proposal 3: Advisory Approval of Named Executive Officer Compensation
The proposal to approve, as an advisory vote, the compensation of the Company’s named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
7,588,956	3,052,347	17,809	3,671,118

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 13, 2015

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary